EXHIBIT 24.2

COCA-COLA ENTERPRISES INC.

MEETING OF THE BOARD OF DIRECTORS

ATLANTA, GEORGIA

September 27, 2010

Resolutions approving filings of registration statements on Form S-8, including post-effective amendments thereto, on behalf of Coca-Cola Enterprises Inc. and International CCE Inc.

RESOLVED, that Coca-Cola Enterprises Inc. (“CCE”) be, and it hereby is, authorized to file post-effective amendments to each of the following registration statements on Form S-8 in order to deregister any securities that have not been issued in connection with any such registration statements:

•	Coca-Cola Enterprises Inc. Savings and Investment Plan (File No. 33-18039);

•	Coca-Cola Enterprises Inc. Matched Employee Savings and Investment Plan (File No. 33-53229);

•	Coca-Cola Enterprises Inc. Matched Employee Savings and Investment Plan (File No. 33-58697);

•	Coca-Cola Enterprises Inc. Deferred Compensation Plan for Non-Employee Director Compensation (File No. 33-65257);

•	Coca-Cola Enterprises Inc. Savings and Investment Plan for Certain Bargaining Employees (File No. 33-65413);

•	Coca-Cola Enterprises Inc. Supplemental Matched Employee Savings and Investment Plan (File No. 33-65261);

•	Coca-Cola Enterprises Inc. 1997 Stock Option Plan (File No. 333-26173);

•	Coca-Cola Enterprises Inc. Directors Stock Option Plan (File No. 333-26181);

•	Coca-Cola Enterprises Inc. Deferred Compensation Plan For Nonemployee Director Compensation (File No. 333-47353);

•	Coca-Cola Beverages Ltd. Employee Savings Investment Plan (File No. 333-51573);

•	The Coca-Cola Bottling Company of New York, Inc. Savings and Investment Plan (File No. 333-51575);

•	Reglement Du Plan D’Epargne de la Societe Coca-Cola Entreprise S.A. (File No. 333-51559);

•	Coca-Cola & Schweppes Employee Share Ownership Plan (File No. 333-63413);

•	Coca-Cola Enterprises Inc. 1999 Stock Option Plan (File No. 333-77801);

•	Coca-Cola Enterprises Inc. Stock Deferral Plan (File No. 333-77805);

•	Reglement Du Plan D’Epargne de la Societe Coca-Cola Enterprise S.A. (File No. 333-77809);

•	Coca-Cola Enterprises Inc. Deferred Compensation Plan for Non-Employee Directors (File No. 333-118403);

•	Coca-Cola Enterprises Inc. Supplemental Matched Employee Savings and Investment Plan (File No. 333-118405);

•	Coca-Cola Enterprises Inc. Stock Deferral Plan (File No. 333-124631);

•	Coca-Cola Enterprises Bargaining Employees’ 401(k) Plan (File No. 333-97803);

•	Coca-Cola Enterprises Inc. Supplemental Matched Employees Saving and Investment Plan (File No. 333-90229);

•	Great Lakes Canning 401(k) Plan for Union Employees (File No. 333-97845);

•	Coca-Cola Enterprises Savings Plan for Organized Employees of Southern New England (File No. 333-90221);

•	Coca-Cola Enterprises Inc. 2007 Incentive Award Plan (File No. 333-146029);

•	Coca-Cola Enterprises Ltd. UK Employee Share Plan (File No. 333-134255);

•	Coca-Cola Enterprises Inc. Stock Deferral Plan (File No. 333-118404);

•	Coca-Cola Enterprises Inc. 2003 Stock Savings Plan (File No. 333-118402);

•	Coca-Cola Enterprises Inc. 2004 Stock Award Plan (File No. 333-118401);

•	Coca-Cola Enterprises Inc. Restricted Stock Deferral Plan (File No. 333-55960);

•	Coca-Cola Enterprises Inc. Matched Employee Savings and Investment Plan (File No. 333-90245);

•	Coca-Cola Enterprises Inc. 2001 Stock Option Plan (File No. 333-55896);

•	Coca-Cola Enterprises Inc. 2001 Restricted Stock Award Plan (File No. 333-55894);

•	Coca-Cola Enterprises Inc. 2000 Restricted Stock Awards (File No. 333-31516);

•	Lansing Matched Employees’ Savings and Investment Plan (File No. 333-90225);

•	Coca-Cola Bottling Company of St. Louis Bargaining Employees’ Savings and Investment Plan (File No. 333-90223);

•	Central States Coca-Cola Bottling Company Bargaining Savings Plan (File No. 333-90219);

•	Coca-Cola Enterprises Inc. Savings and Investment Plan for Certain Bargaining Employees (File No. 333-90217).

FURTHER RESOLVED, that International CCE Inc. (“New CCE”) be, and it hereby is, authorized to file registration statements on Form S-8 to register securities underlying the following plans:

•	Coca-Cola Enterprises, Inc. 2010 Incentive Award Plan;

•	Coca-Cola Enterprises UK Employee Share Plan;

•	Coca-Cola Enterprises Belgian and Luxembourg Stock Savings Plan;

•	Coca-Cola Enterprises, Inc. Deferred Compensation Plan for Nonemployee Directors;

•	Coca-Cola Enterprises, Inc. Supplemental Savings Plan;

FURTHER RESOLVED, that International CCE Inc. (“New CCE”) be, and it hereby is, authorized to file a post-effective amendment to the registration statement on Form S-8 in connection with the following plan:

•	Coca-Cola Enterprises, Inc. Legacy Long-Term Incentive Plan.

FURTHER RESOLVED, that John R. Parker, Jr., William T. Plybon and Suzanne N. Forlidas be, and each of them hereby is, authorized, in the name and on behalf of CCE and New CCE, to act as attorney in fact for any officer of CCE and New CCE that is required to execute any of the registration statements on Form S-8 noted above, including post-effective amendments thereto; and

FURTHER RESOLVED, that John R. Parker, Jr. be, and he hereby is, designated and appointed as the agent for service of CCE and New CCE in all matters related to each such registration statements; and

FURTHER RESOLVED, that any officer of CCE and New CCE, or such other person or persons as the chief executive officer of CCE or New CCE, as the case may be, or his designee may appoint, be, and each of them hereby is, authorized to execute, in the name and on behalf of CCE or New CCE, as applicable, and under its respective corporate seal or otherwise, deliver and file any agreement, instrument, certificate or any other document, or any amendment or supplement thereto, and to take any other action that such person may deem appropriate to carry out the intent and purpose of the preceding resolutions and to effect the transactions contemplated thereby.